News Release                                        MERA LOGO [GRAPHIC OMITTED]
January 3, 2006

Contact: Gregory F. Kowal, (808) 523-9422

              HAWAII'S MERA PHARMACEUTICALS ANNOUNCES FORMATION OF
                CONSUMER PRODUCTS, RESEARCH OPERATING DIVISIONS

KAILUA-KONA, HAWAII, JANUARY 3, 2006
Mera Pharmaceuticals (mrpi.ob), the Big Island biotech company that owns proprietary technology useful for the mass production of microalgae, has announced that it will restructure its business into two separate operating divisions.

The Consumer Products division will continue to focus its attention on the production and sale of new products for consumers, such as its current line of ASTAFACTOR(R) astaxanthin-based nutritional supplements, a highly effective and potent antioxidant and anti-inflammatory. It will also seek to develop and distribute new products, including other microalgae-based products and those unique to Hawaii.

The Research and Development division will pursue two distinct but related business opportunities utilizing Mera's proprietary platform technology for algae cultivation. One will be research grants, such as the work that Mera completed for the U.S. Department of Energy during 2005. The other will be contract work for other companies whose products involve cultivation of microalgae at commercial scale. An example of the latter is the recent successful collaboration with a pharmaceutical company that has developed drugs that can be produced in algae.

As part of the restructuring, there will also be a shift in management roles at Mera. Gregory F. Kowal, who is currently the company's Chairman, will assume the responsibilities of CEO as well. Dan Beharry, the Company's CEO for the past thirty months, will become president of the R&D division and remain a member of the Board of Directors.




          73 440 QUEEN KAAHUMANU HWY., SUITE 110, KAILUA KONA, HI 96740
            PHONE: 808.327.4041 FAX: 808.326.9401 www.merapharma.com
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Mr. Kowal, commenting on the change in Mera's structure, said that "We have been contemplating this change for some time now. The impetus to do it came from our recent work on pharmaceutical production. It confirmed what the founders of the company had always believed, that Mera's technology is a critical element of producing valuable products from microalgae at a commercial scale.

"The change in our management structure is designed to take the best advantage of what we perceive to be an opportunity on the research side of the business that is of growing importance. Mr. Beharry will be able to focus his energies on that aspect of the business, building on our recent success. I will have overall responsibility for the company and work on increasing revenues on the products side of the business, one of our key objectives for the coming year. That includes a redoubled effort on our ASTAFACTOR(R) line of antioxidant and anti-inflammatory products, as well as development and marketing of new products that we expect to have available in the marketplace within the next few months."

         Mr. Beharry expressed enthusiasm regarding the prospects for the R&D Division. "The vision that led to the founding of Mera lay in providing access to the huge potential for development of commercial products from aquatic plants. Commercializing our first product, ASTAFACTOR(R), was an important step in demonstrating the value of our technology. Now that we have proven the concept, the time to market our patented technology and know-how actively has arrived."

Mera Pharmaceuticals, Inc., based in Kona, Hawaii, is focused on identifying and producing valuable products from the rich, untapped resource of microbial aquatic plants. Long recognized for their potential medical and nutritional value, these plants have been largely ignored because of the virtual impossibility of growing them at commercial scale. Mera is able to produce a large number of species at scale reliably, efficiently and at high quality.

For more information visit WWW.MERAPHARMA.COM or contact Gregory Kowal, CEO, 808..523.9422,, gregkowal@aol.com or Laurence Sombardier, 808.327.4041, lsombardier@merapharma.com.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CHARACTERIZED BY THE USE OF WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "FEEL" AND SIMILAR EXPRESSIONS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN, EXPRESSED IN OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THE KINDS OF RISKS AND UNCERTAINTIES THAT COULD AFFECT THE FUTURE OPERATING RESULTS OF MERA INCLUDE, WITHOUT LIMITATION: (I) THE ABILITY TO ATTRACT NEW BUSINESS FOR ITS EXISTING PRODUCTS; (II) THE ABILITY TO IDENTIFY NEW PRODUCTS AND BRING THEM TO MARKET; (III) THE ABILITY TO IDENTIFY PROMISING PHARMACEUTICAL CANDIDATES AND, IF THEY ARE IDENTIFIED, THE ABILITY TO HAVE THEM SUCCESSFULLY COMPLETE THE CLINICAL TRIAL PROCESS; (IV) THE SENSITIVITY OF MERA TO GENERAL ECONOMIC CONDITIONS; (V) THE INABILITY TO ATTRACT THE ADDITIONAL INVESTMENT NEEDED TO PLANS REGARDING THE DRUG DISCOVERY AND DEVELOPMENT BUSINESS. ADDITIONAL INFORMATION CONCERNING RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN FORWARD LOOKING STATEMENTS CAN BE FOUND IN MERA'S SEC FILINGS, INCLUDING ITS ANNUAL REPORT ON FORM 10-KSB AND OTHER PERIODIC REPORTS THAT IT FILES UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.






          73 440 QUEEN KAAHUMANU HWY., SUITE 110, KAILUA KONA, HI 96740
            PHONE: 808.327.4041 FAX: 808.326.9401 www.merapharma.com
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